Exhibit 4.2

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THE TRANSFERABILITY OF THIS WARRANT IS

RESTRICTED AS PROVIDED IN SECTION 2

No. 2008-1	April 16, 2008

AUTHENTIDATE HOLDING CORP.

COMMON STOCK PURCHASE WARRANT

For good and valuable consideration, the receipt of which is hereby acknowledged by AUTHENTIDATE HOLDING CORP., a Delaware corporation (the “Company”), Crystal Research Associates, LLC, is hereby granted the right to purchase, commencing on the date first set forth above until 5:00 P.M., New York City time, on April 16, 2012 (the “Warrant Exercise Term”), up to ONE HUNDRED AND FIFTY THOUSAND (150,000) fully-paid and non-assessable shares of the Company’s Common Stock, $.00l par value per share (“Common Stock”).

This Warrant is exercisable at a per share price of $0.39 (the “Exercise Price”), subject to adjustment as provided in Section 1 hereof, payable in cash or by certified or official bank check in New York Clearing House funds. To exercise this Warrant, the registered Holder of the Warrant (“Holder”) shall surrender this Warrant to the Company at its principal executive office together with the Notice of Exercise attached hereto as Annex A, duly completed and executed by the Holder, and make payment to the Company of the aggregate Warrant Exercise Price for the shares of Common Stock purchased in accordance with the provisions of this Warrant. Upon such proper exercise, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased (the “Warrant Shares”). The exercise of this Warrant shall be deemed to have been effected on the day on which the Holder surrenders this Warrant to the Company and satisfies all of the requirements for the proper exercise hereof.

1.	Exercise of Warrant.

1.1        The purchase rights represented by this Warrant are exercisable at the option of the Holder hereof, in whole or in part (but not as to fractional shares of the Common Stock) during any period in which this Warrant may be exercised as set forth above. In the case of the purchase of less than all the shares of Common Stock purchasable under this Warrant, the Company shall cancel this Warrant upon the surrender thereof and, upon the written request of the Holder, the Company shall execute and deliver a new Warrant of like tenor for the balance of the shares of Common Stock purchasable hereunder.

1.2        The issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder hereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall be issued in the name of, or in such names as may be directed by, the Holder hereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of such certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

1.3        Stock Dividends, Subdivisions, Reclassifications or Combinations.    If the Corporation shall (A) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (B) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (C) combine or reclassify the outstanding Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted. Any adjustment made herein that results in a decrease (or increase) in the Exercise Price shall also effect a proportional increase (or decrease) in the number of shares of Common Stock into which this Warrant is exercisable. Successive adjustments in the Exercise Price shall be made whenever any event specified above shall occur.

1.4        Consolidation, Merger, Sale or Conveyance.    In case of any consolidation or merger of the Company with any other corporation (other than a wholly owned subsidiary), or in case of sale or transfer of all or substantially all of the assets of the Company, or in the case of any share exchange whereby the Common Stock is converted into other securities or property, the Company will be required to make appropriate provision so that the Holder will have the right thereafter to exercise this Warrant into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock for which this Warrant was exercisable immediately prior to such consolidation, merger, sale, transfer or share exchange.

1.5        The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon exercise of this Warrant as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant. The Company covenants that all shares of Common Stock which shall be so issuable shall be duly and validly issued and fully-paid and non-assessable.

2.	Investment Representations and Warranties.

(a)        The Holder acknowledges that he has been advised by the Company that this Warrant and the shares of Common Stock (the “Warrant Shares”) issuable upon exercise thereof (collectively the “Securities”) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or registered or qualified under any state securities or “blue sky” laws, by reason that the Warrant is being issued, and the shares issuable upon exercise of the Warrant will be issued, on the basis of the statutory exemption provided by section 4(2) of the Securities Act relating to transactions by an issuer not involving any public offering, and that the Company’s reliance upon this statutory exemption is based in part upon the representations made by the Holder contained herein. The Holder acknowledges that he has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of securities. In particular, the Holder agrees that no sale, assignment or transfer of the Securities shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment or transfer of the Securities is registered under the Securities Act, and the Company has no obligations or intention to so register the Securities except as may otherwise be provided herein, or (ii) the Securities are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Securities Act or such sale, assignment, or transfer is otherwise exempt from registration under the Securities Act.

(b)        The Holder represents and warrants that he has acquired this Warrant and will acquire the Securities for his own account for investment and not with a view to the sale or distribution thereof or the granting of any participation therein, and that he has no present intention of distributing or selling to others any of such interest or granting any participation therein. The Holder acknowledges that the Warrant and Warrant Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or registered or qualified under any applicable state securities or “blue-sky” laws or is exempt from registration and/or qualification. The Holder has no need for liquidity in its investment in the Company, and is able to bear the economic risk of such investment for an indefinite period and to afford a complete loss thereof. The Holder is an “accredited investor” as such term is defined in Rule 501 (the provisions of which are known to the Holder) promulgated under the Act.

3.    Restrictions on Transfer.    The Holder of this Warrant by acceptance hereof agrees that the transfer of this Warrant and the shares of Common Stock issuable upon exercise of this Warrant are subject to the following provisions:

(a)        General.    Subject to the requirements of the Securities Act or any applicable state securities laws, the Holder may sell, assign, transfer or otherwise dispose of all or any portion of this Warrant or the Warrant Shares acquired upon any exercise hereof at any time and from time to time. Upon the sale, assignment, transfer or other disposition of all or any portion of this Warrant, Holder shall deliver to the Company a written notice of such in the form attached hereto as Annex B, duly executed by the Holder, which includes the identity and address of any purchaser, assignor or transferee.

(b)        Restrictive Legend.    Each certificate for Warrant Shares held by the Holder and each certificate for any such securities issued to subsequent transferees of any such certificate shall be stamped or otherwise imprinted with legends in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY RELEVANT STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION FOR SUCH SALE, OFFER, TRANSFER, HYPOTHECATION OR OTHER ASSIGNMENT IS AVAILABLE UNDER SUCH ACT.”

(c)        Indemnification.    The Holder acknowledges that he, she or it understands the meaning and legal consequences of the representations, warranties and acknowledgments he, she or it has made in Section 2 and elsewhere in this Warrant and he, she or it understands that the Company is relying upon the truth and accuracy thereof. Accordingly, the Holder hereby agrees to indemnify and hold harmless the Company, its officers, agents and representatives, from and against any and all loss, damage or liability due to or arising out of a breach of any representation or warranty of the Holder contained in this Warrant.

4.	Exchange and Replacement of Warrant Certificates.

This Warrant Certificate is exchangeable without expense, upon the surrender hereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu thereof and any such lost, stolen, destroyed or mutilated warrant shall thereupon become void.

5.	Elimination of Fractional Interests.

The Company shall not be required to issue certificates representing fractions of the shares of Common Stock and shall not be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down to the nearest whole number of shares of Common Stock.

6.	Rights of Warrant Holders.

Nothing contained in this Agreement shall be construed as conferring upon the Holder any rights whatsoever as a stockholder of the Company, either at law or in equity, including without limitation, or Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors the right to receive dividends or any other matter.

7.	Miscellaneous.

7.l        All the covenants and agreements made by the Company in this Warrant shall bind its successors and assigns.

7.2        No recourse shall be had for any claim based hereon or otherwise in any manner in respect hereof, against any incorporator, stockholder, officer or director, past, present or future, of the Company or of any predecessor corporation, whether by virtue of any constitutional provision or statute or rule of law, or by the enforcement of any assessment or penalty or in any other manner, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

7.3        No course of dealing between the Company and the Holder hereof shall operate as a waiver of any right of any Holder hereof, and no delay on the part of the Holder in exercising any right hereunder shall so operate.

7.4        This Warrant may be amended only by a written instrument executed by the Company and the Holder hereof. Any amendment shall be endorsed upon this Warrant, and all future Holders shall be bound thereby.

7.5        All communications provided for herein shall be sent, except as may be otherwise specifically provided, by registered or certified mail: if to the Holder of this Warrant, to the address shown on the books of the Company; and if to the Company, to Connell Corporate Center, 300 Connell Drive, 5th Floor, Berkeley Heights, New Jersey 07922, attention: Office of the Chief Financial Officer, or to such other address as the Company may advise the Holder of this Warrant in writing. Notices shall be deemed given when mailed.

7.6        The provisions of this Warrant shall in all respects be constructed according to, and the rights and liabilities of the parties hereto shall in all respects be governed by, the laws of the State of New Jersey. This Warrant shall be deemed a contract made under the laws of the State of New Jersey and the validity of this Warrant and all rights and liabilities hereunder shall be determined under the laws of said State.

7.7        The headings of the Sections of this Warrant are inserted for convenience only and shall not be deemed to constitute a part of this Warrant.

Signature page follows.

IN WITNESS WHEREOF, AUTHENTIDATE HOLDING CORP. has caused this Warrant to be executed in its corporate name by its officer, and its seal to be affixed hereto.

Dated:	April 16, 2008 Berkeley Heights, New Jersey

AUTHENTIDATE HOLDING CORP.

By:
O’Connell Benjamin, President

ATTEST:

Chief Financial Officer

ANNEX A

NOTICE OF EXERCISE

TO:	Authentidate Holding Corp. Connell Corporate Center 300 Connell Drive, 5th Floor Berkeley Heights, New Jersey 07922

The undersigned Holder hereby irrevocably elects to exercise the right to purchase                  shares of Common Stock covered by this Warrant according to the conditions hereof and herewith makes full payment of the Exercise Price of such shares.

Kindly deliver to the undersigned a certificate representing the Shares.

INSTRUCTIONS FOR DELIVERY

Name:
(please typewrite or print in block letters)

Address:

Tax I.D. No. or Social Security No.:

Dated:

Signature

STATE OF	)

COUNTY OF	)	ss:

On this      day of                         , before me personally came                     , to me known, who being by me duly sworn, did depose and say that he resides at                                     , that he is the holder of the foregoing instrument and that he executed such instrument and duly acknowledged to me that he executed the same.

Notary Public

ANNEX B

[FORM OF ASSIGNMENT]

(To be executed by the registered holder if such holder

desires to transfer the Warrant Certificate.)

FOR VALUE RECEIVED                                          hereby sells,

assigns and transfers unto

(Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                             , Attorney, to transfer the within Warrant Certificate on the books of AUTHENTIDATE HOLDING CORP, with full power of substitution.

Dated:	Signature:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)

(Insert Social Security or Other Identifying Number of Assignee)

STATE OF	)

COUNTY OF	)	ss:

On this      day of                         , before me personally came                     , to me known, who being by me duly sworn, did depose and say that he resides at                                     , that he is the holder of the foregoing instrument and that he executed such instrument and duly acknowledged to me that he executed the same.

Notary Public